UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2010

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

(908) 203-4640
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of NovaDel Pharma Inc., a Delaware corporation (the “Company”), was held at Morgan Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, June 10, 2010 at 9:00 a.m. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of four Directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

•

the approval of the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000; and

•	the ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

At the close of business on April 16, 2010, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 98,383,458 shares of the Company’s Common Stock issued and outstanding, and entitled to vote at the Annual Meeting. The holders of 78,032,603 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the Directors were reelected and all other proposals submitted to stockholders were approved.

The vote with respect to the election of the Directors was as follows:

	FOR	WITHHELD	BROKER NON-VOTES

Mark J. Baric	41,457,313	696,874	35,878,416
Thomas E. Bonney	41,508,256	645,931	35,878,416
Charles Nemeroff	41,766,093	388,094	35,878,416
Steven B. Ratoff	41,412,917	741,270	35,878,416

The vote with respect to the amendment and restatement of the Company’s 2006 Equity Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

38,922,925	3,149,266	81,996	35,878,416

The vote with respect to the ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was as follows:

FOR	AGAINST	ABSTAIN

75,447,184	1,326,399	1,259,020

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF

Name:	Steven B. Ratoff
Title:	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer

Date: June 10, 2010